Investor Contacts: Gerald Tucciarone
Chief Financial Officer
631/434-1600, extension 306

HAUPPAUGE DIGITAL REPORTS FISCAL 2008
FIRST  QUARTER   RESULTS
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 Sales increase of 23.8% leads to record first quarter sales of $37.0 million.
Net income increases by approximately 12% over the prior year’s first quarter.
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HAUPPAUGE, NY – February 13, 2008 - Hauppauge Digital, Inc. (NASDAQ: HAUP), a leading developer of digital video TV and data broadcast receiver products for personal computers, today reported financial results for the first fiscal quarter  ended December 31, 2007.

FIRST QUARTER RESULTS

Net sales in the quarter increased 23.8%, from $29.9 million for the previous year’s first fiscal quarter to  $37.0 million for the first fiscal quarter of 2008.

Net income was $2,462,988 for the first fiscal quarter ended December 31, 2007,  compared to net income of $2,202,735  for the first fiscal quarter ended December 31, 2006, an increase of approximately 12%.  Net income per share for the first fiscal quarter ended December 31, 2007  was $0.25 and $0.24 on a basic and diluted basis,  compared to net income per share of  $0.23 and $0.22 on a basic and diluted basis for the first fiscal quarter ended December 31, 2006.

During fiscal 2007 the Company utilized all of their  net operating tax loss carry forwards, resulting in increased income tax expense and lowered net income in the  first  quarter of fiscal 2008 when compared to the first  quarter of fiscal 2007.

DISCUSSION OF RESULTS

Ken Plotkin, Hauppauge’s Chief Executive Officer, stated “Strong sales of our dual format analog/digital TV receivers and digital TV only “sticks” for Europe, dual format ATSC/NTSC  products for North America,  the quad format WinTV-HVR-4000 designed for the European market and digital satellite receiver products in Europe were the forces that drove the sales increase.

“In North America, as we move further into the transition from analog to digital television broadcasts, we continue to see sales of our dual format analog/digital TV receiver products increase as a percentage of overall sales. At the Consumer Electronics Show in Las Vegas in January, the Company introduced a new line of retail dual format analog/digital TV receivers: the WinTV-HVR-1250, the WinTV-HVR-950Q, the WinTV-HVR-1950 and the WinTV-HVR-2250.

In addition, at CES we announced a new personal video recorder, the HD PVR. This product is designed to allow end users to record their favorite high definition TV programs, from HD satellite or cable TV, onto their PC. The HD PVR has generated a lot of interest from consumers and the press since it is the first product of its type on the market.

“In most areas of Europe, the transition to digital TV broadcasts is complete, and we are seeing strong interest in digital TV only receiver products.

Mr. Plotkin also stated “Because our products are strongly oriented toward the consumer market, the effect of the economic downturn in the United States will likely have a negative impact on our North American sales. The extent of this downturn is difficult to predict at this time.”

 Mr. Plotkin also noted that in the first fiscal quarter of 2008, the Company purchased 10,000 of Company shares on the open market pursuant to its stock repurchase plan.

 ABOUT HAUPPAUGE DIGITAL

Hauppauge Digital, Inc. is a leading developer of analog and digital TV receiver products for the personal computer market. Through its Hauppauge Computer Works, Inc. and Hauppauge Digital Europe SARL subsidiaries, the Company designs and develops analog and digital TV receivers that allow PC users to watch television on their PC screen in a resizable window and enable the recording of TV shows to a hard disk, digital video editing, video conferencing, receiving of digital TV transmissions, and the display of digital media stored on a computer to a TV set via a home network. The Company is headquartered in Hauppauge, New York, with administrative offices in Luxembourg, Ireland and Singapore and sales offices in Germany, London, Paris, The Netherlands, Sweden, Italy, Spain, Singapore, Taiwan and California. The Company’s Internet web site can be found at http://www.hauppauge.com.

This press release contains forward-looking statements as that term is defined in the federal securities laws.  The events described in forward-looking statements contained in this press release may not occur.   Generally these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, projected or anticipated benefits from acquisitions to be made by us, or projections involving anticipated revenues, earnings or other aspects of our operating results.  The words "may," "will," "expect," "believe," "anticipate," "project," "plan," "intend," "estimate," and "continue," and their opposites and similar expressions are intended to identify forward-looking statements.  We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences (including, but not limited to, those set forth in our public reports filed with the Securities and Exchange Commission including, but not limited to, our Annual Report on Form 10-K for the year ended September 30, 2007, our Form 10-Q for the quarters ended  March 31, 2007,  June 30, 2007, and  our Form 10-Q for the three months December 31, 2007 to be filed with the Securities and Exchange Commission) many of which are beyond our control, that may influence the accuracy of the statements and the projections upon which the statements are based.  Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements.  We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

[ Financial Table Follows]

HAUPPAUGE DIGITAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three months ended December 31,
	2007	2006
Net sales	$37,047,461	$29,919,133
Cost of sales	28,906,400	23,101,596
Gross profit	8,141,061	6,817,537

Selling, general and administrative expenses	4,552,569	3,802,223
Research & development Expenses	913,757	753,445
Income from operations	2,674,735	2,261,869
Other income (expense):
Interest income	6,194	12,391
Foreign currency	(27,609)	12,027
Total other income (expense)	(21,415)	24,418
Income before taxes on income	2,653,320	2,286,287
Income tax provision	190,332	83,552
Net income	$2,462,988	$2,202,735
Net income per share-basic	$0.25	$0.23
Net income per share-diluted	$0.24	$0.22

Weighted average shares-basic	9,843,799	9,678,869
Weighted average shares-diluted	10,137,970	10,234,631

HAUPPAUGE DIGITAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2007 (unaudited)	September 30, 2007
Assets:
Current Assets:
Current assets :
Cash and cash equivalents	$10,113,306	$11,581,657
Trade receivables, net of various allowances	18,621,545	15,038,751
Other non trade receivables	11,193,094	8,629,075
Inventories	14,220,618	13,521,864
Deferred tax asset-current	603,078	603,078
Prepaid expenses and other current assets	1,465,070	802,575
Total current assets	56,216,711	50,177,000

Property, plant and equipment, net	818,474	745,121
Security deposits and other non current assets	101,993	110,165
Deferred tax asset-non current	887,611	887,611
Total assets	$58,024,789	$51,919,897

Liabilities and Stockholders’ Equity:

Current Liabilities:
Accounts payable	$24,036,116	$20,635,137
Accrued expenses – licensing fees	5,471,670	5,827,356
Accrued expenses – other	3,271,522	2,374,410
Income taxes payable	148,291	141,913
Total current liabilities	32,927,599	28,978,816

Stockholders' Equity:
Common stock, $.01 par value; 25,000,000 shares authorized, 10,603,867 and 10,597,002 issued, respectively	106,039	105,970
Additional paid-in capital	15,655,801	15,497,703
Retained earnings	13,489,872	11,026,884
Accumulated other comprehensive loss	(1,750,185)	(1,325,971)
Treasury Stock, at cost, 759,579 and 749,579 shares	(2,404,337)	(2,363,505)
Total stockholders' equity	25,097,190	22,941,081
Total liabilities and stockholders' equity	$58,024,789	$51,919,897